EXHIBIT 10.1

SIXTH AMENDMENT TO FINANCING AGREEMENT

This Sixth Amendment to Financing Agreement (“Amendment”) is made and entered into as of this 12th day of February, 2004 between Key Tronic Corporation (“Company”) and The CIT Group/Business Credit, Inc. (“CIT”) in reference to that certain Financing Agreement between Company and CIT dated August 22, 2001, as amended (hereinafter “Financing Agreement”). Capitalized terms herein, unless otherwise defined herein, shall have the meaning set forth in the Financing Agreement.

Company and CIT desire to amend the Financing Agreement as set forth below.

NOW, THEREFORE, the parties hereto do hereby agree as follows:

1. Amendments to Financing Agreement.

(a). The definition of “Eligible Accounts Receivable” is hereby amended and restated to read as follows:

“Eligible Accounts Receivable shall mean the gross amount of the Company’s Trade Accounts Receivable that are subject to a valid, exclusive, first priority and fully perfected security interest in favor of CIT, which conform to the warranties contained herein and which, at all times, continue to be acceptable to CIT in the exercise of its reasonable business judgment, less, without duplication, the sum of: (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted, claimed or outstanding), and (b) reserves for any such Trade Accounts Receivable that arise from or are subject to or include: (i) sales to the United States of America, any state or other governmental entity or to any agency, department or division thereof, except for any such sales as to which the Company has complied with the Assignment of Claims Act of 1940 or any other applicable statute, rules or regulation, to CIT’s satisfaction in the exercise of its reasonable business judgment; (ii) foreign sales, other than sales which otherwise comply with all of the other criteria for eligibility hereunder and are either (y) to foreign subsidiaries of the following United States corporations: Flextronix, Hewlett Packard, Lexmark International, Clorox and Unisys or other foreign subsidiaries of United States corporations approved by CIT in its sole discretion, provided such Accounts do not exceed the lesser of 30% of all Eligible Accounts Receivable and $5,000,000 in the aggregate at any one time or (z) to DBK, provided such Accounts do not to exceed $2,000,000 in the aggregate at any one time and are at all times supported by credit insurance payable to CIT and in form, substance and amount and by an issuer acceptable to CIT; (iii) Accounts that remain unpaid more than ninety (90) days from invoice date; (iv) contra Accounts (excluding Lexmark International, Cognitive, Clorox, Lexmark International Technology, S.A. and Axiohm so long as such account debtors have executed CIT’s agreement referenced in Section 2.1(bb) herein, provided such Accounts do not exceed the Maximum Contra Exposure in the aggregate at any one time); (v) sales to any subsidiary, or to any company affiliated with the Company in any way; (vi) bill and hold (deferred shipment) (except to the extent CIT receives a bill and hold letter acceptable to CIT) or consignment sales; (vii) sales to any customer which is: (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts, or (D) financially unacceptable to CIT or has a credit rating unacceptable to CIT (unless backed by a letter of credit assigned to and in form and substance acceptable to CIT); (viii) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices to such customer are unpaid more than ninety (90) days from invoice date (except that with respect to Little Tikes Company such sales shall not exceed 25%); (ix) pre-billed receivables and receivables arising from progress billing; (x) an amount representing, historically, returns, discounts, claims, credits, allowances and applicable terms; (xi) sales to an account debtor whose Accounts represent an amount greater than 20% of the Company’s Accounts (and with respect to Little Tikes Company, Accounts greater than 30%, further limited to $5,700,000.00 in Availability), to the extent of such excess; (xii) sales not payable in United States currency; (xiii) engineering services related Accounts and tooling services related Accounts; and (xiv) any other reasons deemed necessary by CIT in its reasonable business judgment, including without limitation, for distribution customers that have excess inventory on hand (as determined by CIT in its sole discretion) those which are customary either in the commercial finance industry or in the lending practices of CIT.”

2. Conditions Precedent. The initial and continued effectiveness of this Amendment are further conditioned upon satisfaction of each of the following (except to the extent expressly waived by CIT in writing):

(a) CIT shall have received this Amendment, duly executed and delivered by Company prior to 5:00 p.m. Pacific Daylight time on February 13, 2004.

3. Counterparts. This Amendment may be signed in counterparts with the same affect as if the signatures to each counterpart were upon a single instrument.

4. Reference to and Effect on the Existing Financing Agreement. Except as modified by the terms herein, the Financing Agreement and the Loan Documents remain in full force and effect in accordance with their terms without offset, counterclaim or recoupment.

5. Governing Law. This Amendment shall be governed by the laws of the State of California.

6. Attorneys’ Fees; Costs; Jury Trial Waiver. Company agrees to pay, on demand, all reasonable attorneys’ fees and costs incurred in connection with the negotiation, documentation and execution of this Amendment. COMPANY AND CIT HEREBY WAIVE ALL RIGHTS EITHER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE, DEFEND, INTERPRET OR OTHERWISE CONCERNING THIS AMENDMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

KEY TRONIC CORPORATION

By	/s/ Ronald F. Klawitter
Its	Executive V.P. of Admin. & CFO

THE CIT GROUP/BUSINESS CREDIT, INC.

By	/s/ Jeannette M. Behm
Its	Vice President

Each of the undersigned confirms that the foregoing Amendment shall not affect, modify or diminish such undersigned’s obligations under any instrument of Guaranty and/or any related pledge or security agreements executed in favor of CIT and reaffirms and ratified each of the terms and conditions of such Guaranty and/or related pledge or security agreements.

KEY TRONIC JUAREZ, SA DE CV

By:	/s/ Ronald F. Klawitter
Name:	Ronald F. Klawitter
Title:	Secretary & Treasurer

KEY TRONIC REYNOSA, SA DE CV

By:	/s/ Ronald F. Klawitter
Name:	Ronald F. Klawitter
Title:	Director, Sec. & Treas.

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